040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100026823-24
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 01/19/2010 2:30 PM
	Entity Number E0017592010-4

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	HELPEO INC.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: Name ☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) Aspen Asset Management Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 6623 Las Vegas Blvd. South Suite 255 (Street Address), Las Vegas (City), Nevada 89119 (Zip Code) Mailing Address (If different from street address), City, Nevada, Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 100,000,000 — Par value per share: $ .001 — Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) John Christopher Morgando (Name) 3728 St. Nazaire Ave. (Street Address), Las Vegas (City), NV (State), 89141 (Zip Code) 2) Wendell Brown (Name) 2654 W Horizon Ridge Pkwy #B5-229 (Street Address), Henderson (City), NV (State), 89052 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Alan Shinderman (Name) — X [signature] Incorporator Signature 6623 Las Vegas Blvd. South Suite 255 (Address), Las Vegas (City), NV (State), 89119 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — 01-19-2010 Date

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

180301

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/business/forms/ra.asp

USE BLACK INK ONLY - DO NOT HIGHLIGHT — **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Acceptance of Appointment by Registered Agent

In the matter of HELPEO INC.
Name of Represented Business Entity

I, Aspen Asset Management am a:
Name of Appointed Registered Agent *OR* Represented Entity Serving as Own Agent*

(complete only one)

a) commercial registered agent listed with the Nevada Secretary of State,

b) X noncommercial registered agent with the following address for service of process:

6623 Las Vegas Blvd. South Suite 255 — Las Vegas — Nevada 89119
Street Address — City — Zip Code

Nevada
Mailing Address (if different from street address) — City — Zip Code

c) represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Nevada
Street Address — City — Zip Code

Nevada
Mailing Address (if different from street address) — City — Zip Code

and hereby state that on January 19, 2010 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature] — 1/19/10
Authorized Signature of R.A. or On Behalf of R.A. Company — Date

*If changing Registered Agent when reinstating, officer's signature required.

X
Signature of Officer — Date

AMENDED - ADDING 2 ADD'L DIRECTORS PG #1 of 2

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

FILE NUMBER: E0017592010-4

HELPEO INC
NAME OF CORPORATION

FOR THE FILING PERIOD OF 1/2010 TO 1/2011

YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

ASPEN ASSET MANAGEMENT
6623 LAS VEGAS BLVD. SOUTH #255
LAS VEGAS, NV 89119

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT: www.nvsos.gov

Filed in the office of Ross Miller, Secretary of State, State of Nevada
Document Number: 20100132858-80
Filing Date and Time: 03/02/2010 10:45 AM
Entity Number: E0017592010-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

[X] Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: *Read instructions before completing and returning this form.*

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An Officer must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

CHECK ONLY IF APPLICABLE

- [ ] Pursuant to NRS, this entity is exempt from the business license fee. Exemption code: ____
- [ ] Month and year your State Business License expires: __ __ 20__
- [ ] This corporation is a publicly traded corporation. The Central Index Key number is: ____
- [ ] This publicly traded corporation is not required to have a Central Index Key number.

Section 7(2) Exemption Codes
001 - Governmental Entity
002 - 501(c) Nonprofit Entity
003 - Home-based Business
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME / ADDRESS	TITLE(S)	CITY	STATE	ZIP CODE
JOHN MORGANDO, 3728 ST. NAZAIRE AVE	PRESIDENT (OR EQUIVALENT OF)	LAS VEGAS	NV	89141
JOHN MORGANDO, 3728 ST. NAZAIRE AVE	SECRETARY (OR EQUIVALENT OF)	LAS VEGAS	NV	89141
JOHN MORGANDO, 3728 ST. NAZAIRE AVE	TREASURER (OR EQUIVALENT OF)	LAS VEGAS	NV	89141
JOHN MORGANDO, 3728 ST. NAZAIRE AVE	DIRECTOR	LAS VEGAS	NV	89141

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of sections 6 to 16 of AB 146 of the 2009 session of the Nevada Legislature and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X [signature]
Signature of Officer

Title: PRESIDENT
Date: 3/2/2010

**** AMENDED LIST OF OFFICERS ****

PAGE 2

SECRETARY OF STATE

ADDING 2 ADDITIONAL DIRECTORS:

WENDELL BROWN
2654 W. HORIZON RIDGE PKWY B5-229
LAS VEGAS, NV 89141

DUSTIN M. LEWIS
8880 W. SUNSET ROAD, THIRD FLOOR
LAS VEGAS, NV 89141

X [signature] / March 2, 2010

Sign / Date